UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – March 17, 2017

ONCOR ELECTRIC DELIVERY COMPANY LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-100240	75-2967830
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1616 Woodall Rodgers Fwy., Dallas, Texas 75202

(Address of principal executive offices, including zip code)

Registrants’ telephone number, including Area Code – (214) 486-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On March 21, 2017, Oncor Electric Delivery Company LLC (the “Company”) distributed a slide presentation entitled “Fourth Quarter and Year End 2016 Investor Call” relating to the conference call discussing its financial results for the quarter and year ended December 31, 2016. The slide presentation is furnished herewith as Exhibit 99.1.

Within the slide presentation furnished herewith, the Company makes reference to certain financial measures that are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). Specifically, the Company makes reference to EBITDA, a non-GAAP financial measure. EBITDA is defined as income from continuing operations before interest expense and related charges and provision in lieu of income tax plus depreciation and amortization and special items. The Company is providing such non-GAAP financial measure with the belief that it will assist the investment community in properly assessing the underlying performance of the Company on a year-over-year basis. The Company does not intend for EBITDA to be an alternative to net income as a measure of operating performance or an alternative to cash flows from operating activities as a measure of liquidity or an alternative to any other measure of financial performance presented in accordance with GAAP. Because not all companies use identical calculations, the Company’s presentation of EBITDA may not be comparable to similarly titled measures of other companies. In addition, the Company makes reference to EBITDA, net income, operating revenues, operating cash flow, total debt and interest expense, in each case excluding the effects of Oncor Electric Delivery Transition Bond Company LLC (“BondCo”), the Company’s wholly-owned subsidiary that was dissolved in December 2016, and purchase accounting resulting from the merger transaction of Energy Future Holdings Corp., the indirect majority owner of the Company. The Company believes that excluding the effects of BondCo and purchase accounting provides investors an important ability to assess the performance of the Company because BondCo was organized for the limited purpose of issuing securitization (transition) bonds to recover generation-related regulatory asset stranded costs and other qualified costs and the effects of purchase accounting result in non-cash impacts that do not relate to operational performance.

With respect to the non-GAAP financial measures presented in the slide presentation, the Company has complied with the provisions of the rules of Regulation G and Item 2.02 of Form 8-K under the Securities Exchange Act of 1934, including providing a reconciliation of each non-GAAP financial measure discussed above to the most directly comparable GAAP measure. Such reconciliations are included in the slide presentation.

Item 7.01	REGULATION FD DISCLOSURE.

As previously reported, in 2016 the Company received resolutions passed by numerous cities with original jurisdiction over electric utility rates directing the Company to file rate review proceedings. The resolutions passed required the Company to file a rate review with each city by September 1, 2016. However, the Company was subsequently notified by counsel representing these cities that these rate review proceedings had been suspended indefinitely, pending resolution of the Company’s ownership issues. In November 2016, counsel representing these cities notified the Company that the cities were lifting that suspension and expected the Company to make a rate filing to comply with their resolutions on or before March 17, 2017.

On March 17, 2017, the Company filed a rate review with the Public Utility Commission of Texas (PUCT) and original jurisdiction cities across the Company’s service territory. The filing is PUCT Docket No. 46957.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

99.1	Slide presentation distributed by the Company on March 21, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONCOR ELECTRIC DELIVERY COMPANY LLC

By:	/s/ Richard C. Hays
Name:	Richard C. Hays
Title:	Controller

Dated: March 21, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	Slide presentation distributed by the Company on March 21, 2017.